Exhibit 10.1

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (the “Third Amendment”) is made as of this 28th day of September, 2005 by and between The Hearn Company, as agent for THC Valley Corporate Center LLC, a Delaware limited liability company (“Landlord”) and Venture Catalyst, Incorporated, a Utah corporation (“Tenant”).

RECITALS:

WHEREAS, AGBRI Mission, L.L.C., a Delaware limited liability company (“AGBRI”) and Tenant entered into an Office Lease dated May 23, 2001 (“Lease”) for the premises known as Suite 418 comprising approximately 1,487 rentable square feet (“Premises”) located at 591 Camino De La Reina, San Diego, CA 92108 (“Building”); and

WHEREAS, VCC Investors, L.P., a California limited partnership (“VCC”), as successor-in-interest to AGBRI, and Tenant entered into a First Amendment to Office Lease dated April 4, 2003 (“First Amendment”) which in part expanded the Premises to include Suite 427 comprising approximately 1,663 rentable square feet (“Expansion Premises”); and

WHEREAS, Landlord, as successor-in-interest to VCC, and Tenant entered into a Second Amendment to Lease dated December 6, 2004 (“Second Amendment”) which in part extended the Lease for the Premises and Expansion Premises until December 31, 2005; and

WHEREAS, Landlord owns and operates the Building; and

WHEREAS, Landlord and Tenant are desirous of amending the Lease in accordance with the terms hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree to further amend the Lease as follows:

1.	Commencing on January 1, 2006 (“Effective Date”), the Lease for the Premises and Expansion Premises shall be extended to June 30, 2009 (hereinafter “Termination Date”).

2.	Commencing on the Effective Date and continuing until the Termination Date, the combined Annual Base Rent and Monthly Base Rent for the Premises and Expansion Premises shall be as follows:

Term	Annual Base Rent	Monthly Base Rent
1/1/06 – 12/31/06	$86,940.00	$7,245.00
1/1/07 – 12/31/07	$89,548.20	$7,462.35
1/1/08 – 12/31/08	$92,234.64	$7,686.22
1/1/09 – 6/30/09	N/A	$7,916.81

3.	Commencing on the earlier of October 1, 2005 or upon the substantial completion of the Tenant Improvements, as hereinafter defined, as reasonably determined by Landlord (“Effective Date 2”), Tenant shall lease additional space in the Building commonly known as Suite 420 and comprising space deemed to be 938 rentable square feet (“Expansion Premises 2”).

4.	Tenant shall lease the Expansion Premises 2 until June 30, 2009 (“Termination Date 2”), and the Expansion Premises 2 shall be coterminous with the Premises and Expansion Premises.

5.	Commencing on the Effective Date and continuing until the Termination Date, the combined Annual Base Rent and Monthly Base Rent for the Expansion Premises 2 shall be as follows:

Term	Annual Base Rent	Monthly Base Rent
Effective Date – 10/31/05	N/A	$2,157.40 *
11/1/05 – 11/30/05	N/A	$ 0.00
12/1/05 – 9/30/06	N/A	$2,157.40
10/1/06 – 9/30/07	$26,665.44	$2,222.12
10/1/07 – 9/30/08	$27,465.36	$2,288.78
10/1/08 – 6/30/09	N/A	$2,357.44

*	Prorated for any partial month

6.	Concurrently with Tenant’s execution of this Second Amendment, Tenant shall deposit with Landlord $2,619.75 so that the Tenant’s combined Security Deposit for the Premises, Expansion Premises and Expansion Premises 2 shall equal $10,274.25.

7.	Landlord at a cost not to exceed $12.00 per rentable square foot, and a total cost of $49,056.00 (“Allowance”), shall perform certain improvements to the Premises, Expansion Premises and Expansion Premises 2 (collectively “Tenant Improvements”) The Allowance shall include all costs to perform the Tenant Improvements including space planning, construction drawings, engineering costs, permits and construction. Tenant shall be responsible for all such costs in excess of the Allowance and shall remit such amount, if any, to Landlord within fifteen (15) days of Landlord’s invoice. Tenant must schedule the Tenant Improvements to commence within ninety (90) days of this Third Amendment’s execution. In the event Tenant fails to schedule the Tenant Improvements to commence within the requisite time period, or otherwise fails to provide Landlord unimpeded access to perform and complete the Tenant Improvements, Landlord shall be under no obligation to perform or complete such Tenant Improvements.

8.	Tenant represents and warrants to Landlord that neither Tenant nor its officers or agents nor anyone acting on Tenant’s behalf has dealt with any real estate broker in connection herewith. Tenant agrees to indemnify, defend, and hold harmless Landlord and agent for Landlord from the claim or claims of a broker or brokers claiming to have interested Tenant into this Third Amendment.

9.	Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Lease.

10.	In all other respects, except as otherwise stated in this Third Amendment, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the day and year first written above.

LANDLORD THE HEARN COMPANY, AS AGENT FOR THE THC VALLEY CORPORATE CENTER LLC		TENANT VENTURE CATALYST, INCORPORATED

By:	/s/ Barbara J. Anderlik	By:	/s/ Kevin McIntosh
	Barbara J. Anderlik		Kevin McIntosh

Its:	Vice President	Its:	Senior VP and CFO

Date:	10/17/05	Date:	9/28/05